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Exhibit 5.1

OPINION OF GARDERE WYNNE SEWELL LLP

December 23, 2009

DG FastChannel, Inc.
750 West John Carpenter Freeway
Irving, Texas 75039

Ladies and Gentlemen:

        We have acted as counsel to DG FastChannel, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of the proposed issuance and sale, from time to time, by the Company of 4,500,000 shares of common stock, $0.001 par value (the "Common Stock") and up to $75,000,000 of shares of preferred stock, $0.001 par value (the "Preferred Stock," and together with the Common Stock, the "Company Stock"). The Company Stock may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements").

        In connection with this opinion letter, we have reviewed and are familiar with the Company's Certificate of Incorporation and bylaws and such other records and agreements of the Company, certificates or public officials, certificates of officers or other representatives of the Company, and other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to various facts material to this opinion letter, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, set forth in certificates delivered to us, without independently verifying the accuracy of the information contained therein.

        In connection with our opinions expressed below, we have assumed that, at or prior to the time of the delivery of the Company Stock, the Registration Statement will have been declared effective under the Act, that the registration will apply to the Company Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Company Stock. We have also assumed that the terms of any Preferred Stock to be established subsequent to the date hereof, the issuance and delivery of such Preferred Stock and the compliance by the Company with the terms of such Preferred Stock will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any restriction imposed by any court or governmental body having jurisdiction over the Company.

        The Company has informed us that it intends to issue the Company Stock from time to time on a delayed or continuous basis. We are basing our opinions on our understanding that, prior to issuing any of the Company Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Company Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and we will file with the Commission, in accordance with the Company's undertaking to do so, a supplemental or an updated opinion letter from us with respect to the legality of such Company Stock. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

        Based upon the foregoing and subject to the assumptions stated herein, it is our opinion that:

        1.     When (i) the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action of the Company and (ii) such shares of Common Stock have been issued and the certificates representing shares of Common Stock have been duly executed by the Company, countersigned, registered, sold and delivered (A) in the manner and for the consideration approved by the Board of Directors (the "Board") (which consideration is not less than the par value of the Common Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, and (B) if upon conversion of any Preferred Stock, in accordance with the terms of such Preferred Stock or the instrument governing such Preferred Stock providing for such conversion as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Preferred Stock (which consideration is not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and non-assessable.

        2.     When (i) appropriate corporate action has been taken by the Company regarding the creation of a particular series of the Preferred Stock, including (A) the authorization of the execution and filing of a certificate of designation conforming to the Delaware General Corporation Law regarding such series of the Preferred Stock (the "Certificate of Designation") with the Delaware Secretary of State and (B) the filing of the Certificate of Designation with the Delaware Secretary of State, (ii) shares of such series of the Preferred Stock have been issued and the issuance has been duly authorized by appropriate corporate action of the Company, and (iii) certificates representing the shares of Preferred Stock have been duly executed by the Company, countersigned, registered, sold and delivered (x) in the manner and for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement and (y) in accordance with the terms of the particular series as established by the Board, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

        The opinions herein are also subject to the following exceptions, limitations and qualifications:

        A.    The opinions expressed herein are limited to the corporate laws of the State of Delaware, including the applicable provisions of the Delaware Constitution, all applicable statutory provisions and any reported judicial decisions interpreting those laws, and we assume no responsibility as to the applicability or the effect of any other laws or regulations.

        B.    We have assumed that there shall be no change in law affecting the validity of the Company Stock (between the date hereof and the date of issuance and sale of such Company Stock).

        C.    This opinion letter is limited to the matters expressly stated, and no opinion other than upon the matters so expressly stated is implied or may be inferred.

        This opinion letter is delivered to the Company solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose.

        We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and Prospectus and, provided that the conditions set forth in this opinion letter are satisfied, any amendments or supplements thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Respectfully submitted,
GARDERE WYNNE SEWELL LLP
By:	/s/ David R. Earhart David R. Earhart, Partner

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  Exhibit 5.1
OPINION OF GARDERE WYNNE SEWELL LLP